Exhibit 99.2

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1 Dear reAlpha Shareholders, Buying a home remains one of the most important financial decisions people make, and often one of the most emotional . Yet the experience remains largely fragmented . Buyers coordinate search, brokerage, financing, and closing across separate companies, each operating on different systems and timelines . Weʼre building a platform that brings these services into one integrated journey, designed to reduce friction and deliver a more consistent experience from search through closing . Our 2025 results reflect that model taking shape . Full - year revenue increased approximately 376 % year over year, alongside increased gross profit and strengthened liquidity . Over the course of the year, we expanded our real estate footprint, deepened mortgage coordination, and invested in the operational infrastructure required to function as a multi - service platform . The work in 2025 wasn't only about growth — it was about building a more connected system capable of compounding value over time . FY 2025 Financial Highlights All figures are approximate and compared to FY 2024 unless otherwise stated ● Revenue increased 376 % to $ 4 . 5 million, compared to $ 0 . 9 million in FY 2024 . The increase was driven primarily by increased revenue from mortgage brokerage transactions from reAlpha Mortgage, subscription fees from AiChatʼs AI conversational technologies, and revenues generated from Prevuʼs real estate services following its acquisition in November 2025 . ● Gross profit increased to $ 2 . 5 million, compared to $ 0 . 6 million in FY 2024 . Gross profit margin decreased from 68 % to 54% , a decrease of 14 percentage points, primarily reflecting revenue mix and operating costs associated with scaling brokerage and mortgage services . ● Cash and cash equivalents increased 149 % to $ 7 . 8 million as of December 31 , 2025 , compared to $ 3 . 1 million as of December 31 , 2024 . ● Adjusted EBITDA was $  13 . 7  million, reflecting foundational and strategic investments across the organization to support platform scaling and long - term growth . Key drivers included the expansion of the Company's leadership team and workforce to support multi - state operations ; increased marketing and brand investment, including the utilization of the Mercurius Media marketing credits for branding and promotional campaigns ; professional, legal, and integration costs associated with acquisition and capital markets activity ; continued investment in AI capabilities, enterprise technology tools, and platform infrastructure ; the buildout of mortgage operations leadership and real estate advisory resources ; and the impact of operating expenses from businesses acquired during the year . ● Total Transaction Volume increased 203 % to $ 116 . 1 million, compared to $ 38 . 7 million in FY 2024 . Total Transaction Volume reflects the aggregate dollar value of transactions generated across brokerage, mortgage, and title services during the trailing twelve month period . ● During FY 2025, the Company strengthened its capital structure, generating $17.3 million in proceeds from the exercise of warrants. If exercised, the remainder of the warrants would generate an additional $4.6 million. 2025 Highlights Revenue $ 4.5 M + 376% YoY Growth Total Transaction Volume $ 116.1 M + 203% YoY Growth Gross profit margin 54%  14 ppt) YoY Cash and cash equivalents $ 7.8 M + 149% YoY Growth Adjusted EBITDA $  13.7  M  146  % YoY

Q4 2025 Highlights

All figures are approximate and compared to Q4 2024 unless otherwise stated; quarterly figures are unaudited

- Revenue increased 70% year over year to $0.9 million, compared to $0.5 million in the Q4 2024, driven primarily by increased revenue from mortgage brokerage transactions, subscription fees from AiChat's AI conversational technologies, and revenues generated from Prevu's realty services following its acquisition.
- Gross profit increased to $0.6 million, up from $0.4 million in Q4 2024. Gross margin decreased from 69% to 63%, a decrease of 6 percentage points, primarily reflecting a higher contribution from real estate and mortgage operations, which carry lower gross margins due to higher direct cost of services compared to AiChat's AI conversational technology services.
- Cash and cash equivalents ended the quarter at approximately $7.8 million, compared to $3.1 million in Q4 2024, reflecting strengthened liquidity following capital raises and warrant exercises during FY 2025.
- Adjusted EBITDA was $(3.8) million, compared to $(2.0) million in Q4 2024, primarily reflecting the absorption of operating expenses from businesses acquired during the year, use of Mercurius Media marketing credits, continued investment in leadership and workforce expansion, and increased technology spend to support platform growth.
- Net loss was $(4.8) million, compared to $(21.0) million in Q4 2024.

Q4'25 Highlights
Unaudited

Revenue
$0.9M
+ 70%
YoY Growth

Gross profit margin
63%
(6 ppt)
YoY

Cash and cash equivalents
$7.8M
+ 149%
YoY Growth

Adjusted EBITDA
$(3.8)M
(95)%
YoY

Building the Integrated Homebuying Platform

We're building for buyers who expect responsiveness when timing matters, a coordinated experience from search through closing, and clarity on what they're paying. Real estate, mortgage, and closing are traditionally delivered by separate providers — but buyers experience them as one transaction.

The cost of that fragmentation is real. 53% of Americans say buying a home is more stressful than other major life events including getting married or changing jobs[1]. Fragmented handoffs introduce friction, reduce visibility, and create unnecessary complexity at exactly the moments when precision matters most.

Our strategy is to bring these services into one operating system rather than expand isolated features. When real estate, mortgage, and title share context and accountability within a single workflow, execution becomes more consistent, economics improve at scale, and buyers get a cleaner path from search to closing.

[1] Rate, "Stress Gap Report," national survey of U.S. homeowners and homebuyers, Q4 2024.

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3 Expanding Market Coverage and Vertical Integration Prevu was a strategic acquisition that expanded our real estate footprint to 13 active states and Washington, D . C . , including high - demand housing markets such as California and New York . It also added a digital - first model with established homebuyer lead flow and rebate - oriented economics . Real estate brokerage is typically where the buyer relationship begins, and strengthening that entry point increases the number of transactions that originate within our platform . Following the acquisition, we advanced the integration of Prevuʼs real estate operations with reAlpha and expanded the overlap between our real estate and mortgage coverage from three states to eight states . As a result, more of our real estate transactions can now be paired with mortgage services through one coordinated process, giving eligible buyers access to both services . We also offer a commission rebate under which eligible homebuyers may receive up to 1 . 0 % of the purchase price when using our real estate services and an additional rebate of up to 0 . 5 % when bundling mortgage brokering services . This new rebate structure went into effect mid - January 2026 . We advanced the next layer of vertical integration through our definitive agreement to acquire InstaMortgage, which is subject to regulatory approvals and customary closing conditions . If completed, the addition of direct lending capabilities will expand our participation in mortgage economics, increase mortgage availability within our platform, deepen the overlap between real estate and mortgage services, and strengthen coordination across underwriting and closing processes . AI Technology as Operating Leverage Our product roadmap is centered on making the homebuying journey more coordinated and less burdensome for our customers . Technology is foundational to our platform, driving execution quality, operational efficiency, and coordination across both customer - facing and internal workflows . During 2025 , we continued evolving Claire from a conversational interface into a more structured homebuying assistant that helps buyers understand where they are in the process and what comes next . The goal is practical : provide timely guidance, support smoother transitions between steps, and maintain continuity between digital interactions and licensed professionals . Across mortgage operations, we expanded automation through our proprietary AI systems — including our internal Loan Officer Assistant and Engagement Assistant agents — to improve speed - to - lead and document readiness . In February 2026 , we launched the reAlpha Homebuying Hub, a buyer - facing experience designed to bring search, mortgage, and closing milestones into a more connected flow . Together, these efforts are intended to support clearer execution for customers and greater consistency across our teams as we scale . AiChat, our Singapore - based B 2 B conversational AI subsidiary, also grew during the year . While that revenue is not directly tied to home transactions today, we see opportunities over time to apply more of that technology across the reAlpha platform, both internally and to benefit our homebuyers . Capital Discipline and Balance Sheet Simplification Capital structure management was a central focus throughout 2025 . During the year, we repaid the $ 5 . 45 million Streeterville secured promissory note in full, removing parent - level debt and simplifying the balance sheet . That step expanded our financing flexibility going forward . We also strengthened liquidity through equity offerings, warrant - related activity, and at - the - market sales, generating approximately $ 25 . 5 million in gross proceeds during the year . As a result of warrant exercises, total warrants outstanding declined to 9 . 2 million . This significantly reduced warrant overhang and simplified the capital structure . As we are not yet profitable, we expect to continue raising capital to support growth initiatives as we scale the platform . We approach these decisions with a focus on long - term per - share value, thoughtful capital allocation, and

4 balance sheet strength . Elevating reporting transparency and strengthening governance standards remain priorities as we grow . One Operating Model: Leadership and Systems Alignment In 2025 , One reAlpha evolved from a unifying vision into a defined operating standard . We unified mortgage operations under the reAlpha Mortgage brand and advanced alignment of CRM systems and workflow tools across real estate and mortgage functions . These changes support shared accountability, consistent reporting, and clearer execution across services . Today, real estate, mortgage, and title services are increasingly operating within a coordinated framework supported by aligned systems, improved performance visibility, and clearer ownership across teams . As we scale, this integration allows us to measure results more consistently and manage the platform with greater discipline . Leadership alignment progressed alongside this operating model . In February 2026 , we appointed Thomas Kutzman as Chief Financial Officer to oversee financial operations and capital strategy within this integrated structure . Thomas previously served as CEO of reAlpha Realty following our acquisition of Prevu, which he co - founded, and brings institutional capital markets experience from roles at SAC Capital, JPMorgan, Citi, and Jabre Capital Partners . Strong financial oversight, operational coordination, and consistent measurement remain central to how we manage the business going forward . Looking Forward With the platform expanded and the balance sheet strengthened in 2025, 2026 is a year of scaling the platform and building on that momentum. Our objective is to convert the structural progress achieved over the past year into sustained expansion and stronger operating performance across the business. Residential real estate is seasonal, with the spring and early summer months typically representing a meaningful share of annual transaction activity. The operational work completed in late 2025 and early 2026 was designed with that cycle in mind. We enter this homebuying season with greater service overlap, improved coordination across real estate and mortgage, and stronger process visibility than a year ago, positioning us to compete more effectively as activity increases. We are prioritizing three strategic objectives as we move ahead. ● First, expand the markets where buyers can access real estate, mortgage, and title as a single coordinated experience. The fragmentation of these services is one of the primary sources of cost and delay in the traditional model. We are building the alternative — and the more markets we operate in, the more buyers we can serve differently. ● Second, close the gap between search, offer, and closing so that buyers never have to leave the platform, switch lenders, or start over with a new advisor mid - transaction. AI handles the process work — document verification, rate comparison, timeline tracking — so our people can focus on the decisions that require human judgment: the ones where a buyer needs someone who knows what they're doing and is paying attention. ● Third, maintain the capital discipline necessary to fund both organic growth and acquisitions that expand our geographic reach or add capability. We will not grow for its own sake. Each dollar deployed should either bring more buyers onto the platform or make the platform more valuable to the buyers already on it. We will keep our communication grounded in what we have shipped, what we have integrated, and what the financials show. Lastly We believe that the opportunity ahead remains significant. The work required to realize it is deliberate and disciplined.

Coordinating real estate, mortgage, and title into a single operating system while scaling is genuinely hard. No one has done it exactly this way before, and I'm proud of how this team has risen to i t . The homebuyers who chose reAlpha in 2025 trusted us with one of the most consequential decisions of their lives. That responsibility shapes every operational and capital decision we make. To our shareholders, thank you for your continued support and scrutiny. We take seriously the responsibility of deploying your capital thoughtfully and building long - term value through consistent execution. Sincerely, Mike Logozzo Chief Executive Officer 5

Use of Non-U.S. GAAP Financial Measures

This letter includes Adjusted EBITDA, a financial measure that is not presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and may be different from non-U.S. GAAP financial measures used by other companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, share based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations.

We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-U.S. GAAP financial measures may be helpful to investors because it provides consistency and comparability with past financial performance. This non-U.S. GAAP financial measure is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. A reconciliation of this non-U.S. GAAP financial measure to the most directly comparable U.S. GAAP measures can be found in the appendix to this presentation and in our public filings with the SEC.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-looking statements

The information in this letter includes "forward-looking statements." Any statements other than statements of historical fact contained herein, including statements by reAlpha's Chief Executive Officer, Mike Logozzo are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha's limited operating history and that reAlpha has not yet fully developed its AI-based technologies; the health of the U.S. residential real estate industry and changes in general economic conditions; reAlpha's ability to pay contractual obligations; reAlpha's liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha's ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and maintain compliance with all Nasdaq listing rules; reAlpha's ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2); reAlpha's ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; whether reAlpha's technology and products will be accepted and adopted by its customers and intended users; reAlpha's ability to commercialize its developing AI-based technologies; reAlpha's ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies' services; reAlpha's ability to successfully enter new geographic markets and to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings or any legal proceedings that may be instituted against reAlpha; reAlpha's ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; the inability to maintain and strengthen reAlpha's brand and reputation; reAlpha's ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform's continued growth through the implementation of new internal processes and initiatives, including upgrades thereto; reAlpha's ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including

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7 evolving laws and consumer expectations ; the inability to accurately forecast demand for AI - based real estate - focused products ; the inability to execute business objectives and growth strategies successfully or sustain reAlphaʼs growth ; the inability of reAlphaʼs customers to pay for reAlphaʼs services ; reAlphaʼs ability to obtain additional financing or access the capital markets on acceptable terms and conditions in the future ; changes in applicable laws or regulations, including with respect to the real estate market, AI and AI technologies, and the impact of the regulatory environment and complexities with compliance related to such environment ; reAlphaʼs ability to effectively compete in the real estate and AI industries ; and other risks and uncertainties indicated in reAlphaʼs filings with the U . S . Securities and Exchange Commission (the “SECˮ) . Forward - looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward - looking statements . Although reAlpha believes that the expectations reflected in the forward - looking statements are reasonable, there can be no assurance that such expectations will prove to be correct . reAlphaʼs future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward - looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward - looking statements . For more information about the factors that could cause such differences, please refer to reAlphaʼs filings with the SEC . Readers are cautioned not to put undue reliance on forward - looking statements, and reAlpha does not undertake any obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law .

8 For the Year Ended December 31, 2024 December 31, 2025 ASSETS Current Assets 3,123,530 7,783,529 $ Cash 182,425 68,148 Accounts receivable, net 12,873 - Receivable from related parties 180,158 961,411 Prepaid expenses 56,931 - Current assets of discontinued operations 487,181 362,293 Other current assets - 600,000 Escrow deposit 4,043,098 9,775,381 $ Total current assets Property and Equipment, at cost 102,638 64,626 $ Property and equipment, net Other Assets 215,000 111,646 Investments 31,250 - Other long - term assets 3,285,406 4,306,553 Intangible assets, net 4,211,166 7,459,125 Goodwill 105,900 - Capitalized software development - work in progress 11,994,458 21,717,331 $ TOTAL ASSETS LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERSʼ EQUITY  DEFICIT  Current Liabilities 655,765 306,216 $ Accounts payable 9,287 5,654 Related party payables 261,986 86,585 Short term loans - related parties - current portion 519,153 209,601 Short term loans - unrelated parties - current portion 1,164,813 660,577 Accrued expenses 1,255,525 1,960,850 Deferred liabilities - current portion 278,908 396,227 Deferred revenue 4,145,437 3,625,710 $ Total current liabilities Financial Statements reAlpha Tech Corp. and Subsidiaries Consolidated Balance Sheet For the Years Ended December 31, 2025 and 2024

9 - 4,574,980 Preferred stock embedded derivative liability 45,052 - Other long - term loans - related parties - net of current portion 241,121 88,411 Other long - term loans - unrelated parties - net of current portion 4,909,376 - Note payable, net of discount - 561,740 Deferred consideration - net of current portion 1,086,000 344,877 Contingent consideration 10,426,986 9,195,718 $ Total liabilities Mezzanine Equity Redeemable Series A Convertible Preferred Stock, $0.001 par value; - 1,020,377 5 , 000 , 000 shares authorized, of which 1 , 000 , 000 shares are designated as Series A Convertible Preferred Stock ; 250 , 000 and 0 shares issued and outstanding as of December 31 , 2025 and 2024 , respectively . 45,865 131,741 131,740,675 shares outstanding as of December 31, 2025; 200,000,000 shares authorized, 45,864,503 shares outstanding as of December 31, 2024  39,770,060 67,466,893 Additional paid - in capital  38,260,913)  55,980,534) Accumulated deficit 5,011  127,889 ) Accumulated other comprehensive (loss) income 1,560,023 11,490,211 Total stockholdersʼ equity of reAlpha Tech Corp. 7,449 11,025 Non - controlling interests in consolidated entities 1,567,472 11,501,236 Total stockholdersʼ equity 11,994,458 21,717,331 $ TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERSʼ EQUITY Long - Term Liabilities Stockholdersʼ Equity  Deficit) Common stock  $0.001 par value; 200,000,000 shares authorized,

10 For the Year Ended December 31, 2024 December 31, 2025 948,420 $ 4,518,498 $ Revenues 302,084 2,067,060 Cost of revenues 646,336 2,451,438 Gross Profit Operating Expense 2,841,591 6,506,553 Wages, benefits and payroll taxes 793,004 5,946,514 Marketing and advertising 2,124,946 3,273,947 Professional and legal fees 282,095 543,170 Depreciation and amortization 202,968 220,016 Impairment of capitalized software 1,304,346 1,968,196 Other operating expense 7,548,950 18,458,396 Total operating expense )  6,902,614 )  16,006,958 Operating Loss Other Expense (income) - )  604,123 Changes in fair value of contingent consideration 333,759 814,727 Interest expense, net - 456,325 Change in fair value of preferred stock embedded derivative liability - 438,834 Loss on debt extinguishment 500,000 406,250 Amortization of commitment fee 601 71,421 Other expense, net 834,360 1,583,434 Total other expense )  7,736,974 )  17,590,392 Net Loss from continuing operations before income taxes 54,260 - Income tax (expense) benefit )  7,682,714 )  17,590,392 Net Loss from continuing operations Discontinued operations  Roost and Rhove) )  261,242 - Loss from operations of discontinued operations )  18,078,393 - Impairment of goodwill and intangible assets of discontinued operations )  18,339,635 $ - $ Loss on discontinued operations )  26,022,349 $ )  17,590,392 $ Net Loss 679 3,576 Less: Net Income Attributable to Non - Controlling Interests )  26,023,028 $ )  17,593,968 $ Net Loss Attributable to Controlling Interests reAlpha Tech Corp. and Subsidiaries Consolidated Statements of Operations and Comprehensive  Loss  Income For the Years Ended December 31, 2025 and 2024

11 - 122,877 Preferred stock dividends )  26,023,028 $ )  17,716,845 $ Net Loss Attributable to Common Stockholders Other comprehensive (loss) income 5,011 )  132,900 Foreign currency translation adjustments 5,011 )  132,900 Total other comprehensive (loss) income )  26,018,017 $ )  17,849,745 $ Comprehensive Loss Attributable to Controlling Interests Basic loss per share )  0.17 $ )  0.23 $ Continuing operations )  0.41 $ - $ Discontinued operations )  0.58 $ )  0.23 $ Net Loss per share — basic Diluted loss per share )  0.17 $ )  0.23 $ Continuing operations )  0.41 $ - $ Discontinued operations )  0.58 $ )  0.23 $ Net loss per share — diluted 44,631,577 76,316,926 Weighted - average outstanding shares — basic 44,631,577 76,316,926 Weighted - average outstanding shares — diluted

12 For the Year Ended December 31, 2024 December 31, 2025 Cash Flows from Operating Activities: )  26,022,349 $ )  17,590,392 $ Net loss Adjustments to reconcile net loss to net cash used in operating activities: 466,691 543,170 Depreciation and amortization 145,746 220,016 Impairment of capitalized software 18,280,947 - Impairment of goodwill and intangible assets 181,875 545,624 Amortization of loan discounts - 2,526 Common stock issued to non - employee 207,453 859,950 Stock - based compensation - employees 108,730 - Stock - based compensation - services - )  604,123 Change in fair value of contingent consideration - 438,834 Loss on extinguishment of debt - 456,325 Change in fair value of preferred stock embedded derivative liability 500,000 406,250 Non - cash commitment fee expenses - 4,406,571 Non - cash marketing and advertising - 106,000 Non - cash compensation expense - GTG Financial )  20,663 - Gain on previously held equity - )  94,071 Loss (gain) on deconsolidation 301 52,858 Loss (gain) on sale of fixed assets - 90,000 Impairment of equity investments - measurement alternative - 13,354 Loss from equity method investment - 20,404 Interest accretion on deferred consideration - Prevu Changes in operating assets and liabilities )  16,437 114,277 Accounts receivable )  12,873 12,873 Receivable from related parties )  56,241 )  187,824 Prepaid expenses 62,637 )  292,258 Other current assets )  19,773 )  491,751 Accounts payable 58,756 )  3,633 Payable to related parties )  185,118 )  404,876 Accrued expenses 278,080 117,319 Deferred revenue 19,980,111 6,327,815 Total adjustments )  6,042,238 )  11,262,577 Net cash used in operating activities Cash Flows from Investing Activities: )  12,533 )  42,896 Additions to property and equipment 293,307 - Proceeds from sale of properties )  1,268,630 )  1,023,053 Cash paid for acquisitions, net of cash acquired - )  500,000 Cash deposited into escrow in connection with acquisitions )  50,000 - Cash paid for equity method investment )  516,544 )  176,143 Cash used for additions to capitalized software )  1,554,400 )  1,742,092 Net cash used in investing activities reAlpha Tech Corp. and Subsidiaries Consolidated Statements of Cash Flows For the Years Ended December 31, 2025 and 2024

13 Cash Flows from Financing Activities: 6,155,539 155,481 Proceeds from issuance of debt - )  368,769 Prepayment penalty - 25,566,385 Proceeds from issuance of common stock )  1,164,241 )  5,623,196 Payments of debt - )  137,000 Contingent consideration paid - reAlpha Nepal - )  1,000,000 Payment of commitment fee )  727,500 - Deferred financing cost - )  941,742 Equity issuance expenses 4,263,798 17,651,159 Net cash provided by financing activities )  3,332,840 4,646,490 Net increase in cash - 13,509 Effect of exchange rate changes on cash 6,456,370 3,123,530 Cash - Beginning of Period 3,123,530 $ 7,783,529 $ Cash - End of Period Supplemental disclosure of cash flow information )  58,897 $ )  468,726 $ Interest expense Noncash Investing and Financing Activities: - 5,000,000 Preferred stock issuance - MMC transaction - 740,064 Non - cash conversion of debt to equity - Streeterville Capital, LLC - 1,350,000 Issuance of common stock - Prevu - 180,525 Issuance of common stock - AiChat - 299,768 Issuance of warrants to placement agents in connection with equity offerings - 2,327,187 Deferred consideration - Prevu

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP, we believe "Adjusted EBITDA," a "non-U.S. GAAP financial measure," as such term is defined under the rules of the SEC, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-U.S. GAAP financial measure may be helpful to investors because it provides consistency and comparability with past financial performance. However, this non-U.S. GAAP financial measure is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate a similarly titled non-U.S. GAAP measure differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of this non-U.S. GAAP financial measure as a tool for comparison. A reconciliation is provided below for our non-U.S. GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measure and the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

We use Adjusted EBITDA, a non-U.S. GAAP financial measure, to evaluate our operating performance and facilitate comparisons across periods and with peer companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, changes in fair value of contingent consideration and preferred stock, share-based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations. We believe this measure provides useful insight into our ongoing performance; however, it should not be considered a substitute for, or superior to, net income or other financial information prepared in accordance with U.S. GAAP.

The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented below:

	Year ended December 31,	
	2025	**2024**
Net loss	$ (17,590,392)	$ (26,022,349)
Adjusted to exclude the following		
Depreciation and amortization	543,170	282,095
Amortization of loan discounts and origination fee(1)	545,624	181,875
Loss from Discontinued Operations	-	18,339,635
Income tax benefit	-	(54,260)
Impairment of intangible assets	220,016	-
Changes in fair value of contingent consideration(2)	(604,123)	-
Change in fair value of preferred stock embedded derivative liability(3)	456,325	-
Loss on extinguishment of debt	438,834	-
Loss (gain) on deconsolidation(4)	(94,071)	-
Loss (gain) on equity method investments	103,354	(20,663)
Interest expense	394,434	333,759
Non-cash commitment fee expenses (5)	406,250	500,000
Stock based compensation (6)	862,476	316,183
Equity offering costs(7)	490,868	-

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15 517,251 137,771 Acquisition - related expenses $  5,626,474  $  13,689,464  Adjusted EBITDA  1  Represents amortization of all debt issuance costs and original issue discount due to the repayment of the Note (as defined below) issued to Streeterville Capital, LLC (“Streetervilleˮ).  2  Represents remeasurement gains or losses related to the contingent consideration of reAlpha Mortgage.  3  Represents non - cash remeasurement gains or losses related to the shares of Series A Preferred Stock issued in the MMC transaction.  4  Represents a gain recognized upon the rescission of the GTG Financial acquisition.  5  Represents the commitment fee of $1,000,000 incurred in connection with the GEM equity facility, which has been amortized over a period of 24 months, beginning on October 23, 2023.  6  Represents non - cash stock - based compensation expense associated with shares of common stock issued to consultants  $2,526  , shares of common stock issued to employees  $102,880  , and restricted stock units  RSUs  granted to executive officers and other eligible employees  $757,071  .  7  Represents legal and professional fees incurred in connection with the issuance of shares of common stock and warrants from our equity offerings and other capital raise transactions.

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